                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      AMERIGON INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                             AMERIGON INCORPORATED

                                ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 25, 1999

                            ------------------------

    At 10:00 a.m., Pacific Standard time, on Monday, January 25, 1999 we will be holding a Special Meeting of Shareholders of Amerigon Incorporated, a California corporation at the Company's headquarters at 5462 Irwindale Avenue, Irwindale, California 91706 for the following purposes:

    1. To approve a proposed amendment to the Company's Amended and Restated Articles of Incorporation effectuating a 1-for-5 reverse split of the Company's Common Stock and effectively increasing the number of authorized shares of the Company's Common Stock in relation to the outstanding shares; and

    2. To transact any other business that may properly come before the meeting or any adjournment thereof.

    THE REVERSE SPLIT OF THE COMPANY'S COMMON STOCK IS PART OF A PLAN OF COMPLIANCE SUBMITTED BY THE COMPANY TO NASDAQ FOR CONTINUED LISTING ON THE NASDAQ SMALL CAP MARKET. NASDAQ HAS AGREED TO A CONDITIONAL CONTINUED LISTING OF THE COMPANY'S SECURITIES, SUBJECT TO CERTAIN CONDITIONS, INCLUDING THE REVERSE STOCK SPLIT. WHILE THERE IS NO ASSURANCE THAT NASDAQ WILL NOT DELIST THE COMPANY'S SECURITIES EVEN IF THE REVERSE SPLIT IS CONSUMMATED, IF THE REVERSE STOCK SPLIT IS NOT APPROVED NASDAQ WILL DELIST THE COMPANY'S SECURITIES.

    Please read this accompanying proxy statement. If you were a shareholder of record at the close of business on December 7, 1998, you will be entitled to notice of and to vote at the meeting and any adjournment thereof.

    Please sign, date and complete the enclosed proxy and return it promptly in the accompanying postage-prepaid, pre-addressed envelope whether or not you expect to attend the meeting to ensure that your shares will be represented. You have the right to revoke your proxy any time before it is voted.

                                          By Order of the Board of Directors,

                                                       [SIGNATURE]

                                          Scott O. Davis
                                          SECRETARY

Irwindale, California
December 18, 1998

            PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, IN ORDER TO
                       ENSURE THAT YOUR VOTES ARE COUNTED

                             AMERIGON INCORPORATED
                             5462 IRWINDALE AVENUE
                          IRWINDALE, CALIFORNIA 91706

                            ------------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 25, 1999

                            ------------------------

WHY DID YOU SEND ME THIS PROXY STATEMENT?

    We sent you this proxy statement because the Board of Directors of Amerigon Incorporated (the "Company") is soliciting proxies for use at a Special Meeting of Shareholders to be held on January 25, 1999 and at any adjournment thereof. We are first mailing this proxy statement to shareholders on or about December 18, 1998. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the meeting.

    A form of proxy is enclosed for your use. If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (ONE OF THE INDIVIDUALS NAMED ON YOUR PROXY CARD) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the shares represented by each properly executed unrevoked proxy will be voted "FOR" the amendment to the Articles of Incorporation. If any other business comes before the Special Meeting or any adjournment thereof (including but not limited to matters of which the Board of Directors is currently unaware), your proxy will vote in accordance with his best judgment to the extent permitted by law, including the rules of the Securities and Exchange Commission.

    In addition to mailing proxy soliciting materials, Company employees may solicit proxies in person or by telephone without additional compensation. We will also ask banks, brokers and other institutions, nominees and fiduciaries to forward their proxy material to their principals and to obtain authority to execute proxies and reimburse them for their costs, which we estimate will not exceed $10,000.

MAY I REVOKE MY PROXY?

    You may revoke your proxy at any time before it is exercised, in any of three ways:

    - You may inform the Secretary of the Company in writing of your revocation.

    - You may properly execute a proxy at a later date.

    - You may vote in person at the meeting.

WHO MAY VOTE?

    Only if you were a holder of record of Class A Common Stock of the Company (the "Common Stock") at the close of business on December 7, 1998 (the "Record Date") are you entitled to notice of and to vote at the meeting or any adjournment thereof. On the Record Date there were 12,550,445 shares of Common Stock issued and outstanding.

HOW MANY VOTES DO I HAVE?

    You have one vote for every share of Common Stock that you have.

WHAT IS A QUORUM AND WHAT ARE THE QUORUM REQUIREMENTS?

    In order for the Special Meeting to be valid, a sufficient number of shares has to be present in person or by proxy. This is known as a quorum. A majority of the Company's outstanding shares of Common Stock must be present, in person or by proxy, at the Special Meeting to constitute a quorum.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE AMENDMENT TO THE ARTICLES?

    Under the Company's bylaws and applicable law, a majority of the outstanding shares of Common Stock must approve the proposal in order for it to pass.

ARE THERE SHARES THAT ARE COUNTED FOR PURPOSES OF THE QUORUM REQUIREMENT BUT NOT
  FOR PURPOSES OF APPROVING THE PROPOSAL?

    Yes, proxies that are marked "Abstain" and "broker non-votes" (the votes of a broker or nominee who holds shares which are represented at the Special Meeting but who has not been given permission to vote on the proposal) will be counted as shares that are present for the purpose of determining the presence of a quorum but for purposes of determining the outcome of the proposal, shares represented by such proxies will not be treated as affirmative votes.

                  AMENDMENT FOR REVERSE SPLIT OF COMMON STOCK
          AND EFFECTIVE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

WHAT DOES THE AMENDMENT DO TO THE ARTICLES?

    The Board of Directors of the Company has approved and recommends that you approve an amendment to the Company's Amended and Restated Articles of Incorporation which would:

    - Cause every five shares of issued and outstanding Common Stock to become one share of Common Stock. There were 12,550,445 outstanding shares of Common Stock as of December 7, 1998, which means after the Amendment there would be 2,510,089 shares of Common Stock. Each outstanding share of Common Stock will be converted into one-fifth of a share of Common Stock, including the 3,000,000 escrowed shares of Common Stock which are expected to be converted to Class B Common Stock on April 30, 1999.

    - Reduce the number of authorized shares of Class A Common Stock from 40,000,000 to 20,000,000.

    - Reduce the number of authorized shares of Class B Common Stock from 3,000,000 to 600,000.

Please notice that while the number of shares of issued and outstanding Common Stock will be reduced by five times, the number of authorized Common Stock will only be reduced by half. This would affect the ratio of authorized to outstanding Common Stock and have the effect of increasing the number of authorized shares of Company's Common Stock (even though the nominal number of shares of authorized Common Stock are being reduced).

    Here is the complete text of the amendment (the "Amendment"), which would replace Paragraph (1) of Article I of the current Articles of Incorporation of the Company:

    (1) The total number of shares which the Corporation is authorized to issue is 25,600,000, of which 20,000,000 shall be Class A Common Stock, without par value, 600,000 shall be Class B Common Stock, without par value, and 5,000,000 shall be Preferred Stock, without par value.

        On the effective date of the filing of this Amendment to the Amended and Restated Articles of Incorporation (the "Effective Date"), the Class A Common Stock of the Corporation will be reverse split on a one-for-five basis so that each share of Class A Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reclassified as one-fifth a share of Class A Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split. In lieu thereof, each shareholder whose shares of Class A Common Stock are not evenly divisible by five will receive an amount of cash equal to the average of the last sale price of the pre-split Class A Common Stock, as reported on the NASDAQ Small Cap Market (or other market on which the Class A Common Stock is trading) for the ten trading days immediately preceding the Effective Date.

WHEN DOES THE AMENDMENT BECOME EFFECTIVE?

    If you and your fellow shareholders approve the Amendment, upon filing of the Amendment with the California Secretary of State, every old certificate will then automatically represent one-fifth the number of shares of Common Stock that it did before. After the Amendment becomes effective, the Company's Exchange Agent will send you a letter asking you to surrender your old certificates. When you surrender your old certificates, a certificate representing the new proper number of shares of Common Stock will be issued. However, your old certificate will continue to be valid and will represent a number of shares equal to one-fifth the number of shares of Common Stock you held before, rounded down.

WHAT IF I HAVE A NUMBER OF SHARES NOT DIVISIBLE BY FIVE?

    If you have a number of shares not divisible by five, you will not receive fractional shares as a result of the Reverse Split. Instead, all fractional shares will be canceled and we will pay all affected shareholders an amount of cash equal to the average of the last sale price of the shares before the reverse split, as reported on the NASDAQ Small Cap Market (or other market on which the Common Stock is then trading) for the ten trading days immediately preceding the effective date of the Amendment.

WHY DOES THE AMENDMENT ALSO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON
  STOCK?

    If the number of outstanding shares of Common Stock were reduced by a factor of five without reducing the number of authorized shares, that would result in a very large increase in the number of shares available for issuance. Therefore, our Amendment will reduce the number of authorized shares of the Company's Common Stock by half, from 40,000,000 to 20,000,000. However, because the issued and outstanding shares of the Company's Common Stock will be reduced by a factor of five, the Amendment still effectively increases the authorized number of shares of the Company's Common Stock and this has implications that are discussed below that you should consider.

WHY DOES THE AMENDMENT ALSO REDUCE THE NUMBER OF AUTHORIZED SHARES OF CLASS B
  COMMON STOCK?

    The Class B Common Stock is stock that we know might be used to replace 3,000,000 shares of Common Stock that are currently in escrow. Since those 3,000,000 shares of Common Stock in escrow will become 600,000 shares after the Amendment, we have changed the authorized number of shares of Class B Common Stock from 3,000,000 to 600,000 correspondingly.

WILL THE VOTING AND OTHER RIGHTS OF MY COMMON STOCK BE CHANGED BY THE AMENDMENT?

    No.

WHY ARE YOU RECOMMENDING THIS AMENDMENT?

    The Board of Directors believes the Amendment is desirable for several reasons.

    - The reduction in the number of issued and outstanding shares of Common Stock will probably increase the market price of the Common Stock. This may result in a broader market for the Common Stock than that which currently exists, in part because the Company's Common Stock may qualify for trading with additional brokerage houses and institutional investors.

    - The expected increase in price level may return the Company to compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Small Cap Market. The

      Company had a hearing with the NASD regarding continued listing on November 13, 1998 and proposed to do a reverse stock split as part of a compliance plan. NASDAQ has agreed to a continued conditional listing of the Company's securities if the Company complies with a number of requirements, including the reverse stock split. IF THE REVERSE STOCK SPLIT IS NOT APPROVED, THE COMPANY'S CLASS A COMMON STOCK AND CLASS A WARRANTS WILL BE DELISTED.

    - The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although the reduced number of shares after the Amendment may actually hurt liquidity.

ARE THESE RESULTS GUARANTEED?

    No, there can be no assurance that any or all of these effects will occur.
Specifically:

    - You should not assume that the market price per share of Common Stock after the Amendment will be five times the market price per share of Common Stock before the Amendment, or that such price will either exceed or even remain in excess of the current market price.

    - The market for the Common Stock might not be improved. Shareholders should note that the Board of Directors cannot predict what effect the Reverse Split will have on the market price of the Common Stock.

    - Because there are other requirements for continued listing on the Nasdaq Small Cap Market and Nasdaq's conditional listing is contingent on the Company complying with a number of requirements including but not limited to the reverse stock split, Nasdaq might delist the Company's securities even if the reverse stock split is completed.

DOES THIS AMENDMENT AFFECT THE COMPANY'S ABILITY TO ISSUE MORE SHARES?

    Yes. Since the Amendment would reduce the authorized number of shares of the Company's Common Stock by half but reduce the number of authorized and outstanding shares of the Company's Common Stock by a factor of five, the effective number of authorized but unissued shares of Common Stock is increased. This additional authorized Common stock could be for a variety of purposes, including financing transactions, acquisitions and other corporate purposes.

    The Board of Directors believes the adoption of the Amendment is advisable because it gives the Company more flexibility to undertake future financings, undertake acquisitions, grant stock options, and carry out other corporate objectives. However, the issuance of additional shares of Common Stock may, among other things, dilute the equity or book value per share, earnings per share and voting rights of current holders of Common Stock.

WILL THE AMENDMENT HAVE ANY ANTI-TAKEOVER EFFECTS?

    The existence of unissued and unreserved Common Stock may enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management.

HOW DOES THE AMENDMENT AFFECT WARRANTS?

    The Reverse Split would also affect the outstanding Class A Warrants and other outstanding warrants and options of the Company by reducing the number of shares subject to such warrants and options on a 1 for 5 basis and increasing the exercise price by multiplying the current exercise price by 5.

WHAT IF I OPPOSE THE AMENDMENT BUT THE AMENDMENT IS APPROVED ANYWAY?

    If the Amendment is approved, you have no dissenters' rights under California law with regards to the Reverse Split or the other effects of the Amendment.

WILL THE AMENDMENT EFFECT THE REGISTRATION OF THE COMMON STOCK?

    The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Amendment will not affect the registration of the Common Stock under the Exchange Act.

HOW DO I EXCHANGE MY STOCK CERTIFICATES?

    As soon as it is practical, the Company's Exchange Agent will send you a letter of transmittal. The letter of transmittal will contain instructions for the surrender of certificate(s) representing the number of shares held before the Amendment to the Company's Exchange Agent. Once you properly complete and sign the letter of transmittal and return it to the Exchange Agent, together with your old certificate(s), you will be entitled to receive a certificate representing the number of shares of Common Stock into which your old number of shares have been reclassified and changed as a result of the Amendment as well as cash in lieu of any fractional shares.

    PLEASE DO NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

    You will not receive a new certificate until you have surrendered your old certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDMENT?

    We do not expect any significant adverse federal income tax consequences associated with the Reverse Split or the other changes effected by the Amendment. The transaction should be treated as a reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. For example, your aggregate basis in the shares will be the same (i.e., no gain or loss recognized) and the holding period will continue. However, where the Company purchases fractional or other shares of shareholders, such transaction will have federal income tax consequences associated with the purchase and sale of stock by an issuer.

WHAT WE RECOMMEND YOU TO DO

    We need a majority of the issued and outstanding shares of Common Stock to approve the Amendment. WE RECOMMEND YOU APPROVE THE AMENDMENT.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    None.

PRINCIPAL SHAREHOLDERS

    The table below shows, as of December 7, 1998, the Company's Common Stock owned by (i) each person who we know owns beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company and (iii) all executive officers and directors of the Company as a group. We are not aware of any person who is not a Company director or executive officer who beneficially owns more than 5% of the outstanding Common Stock.

                                                                                    AMOUNT AND NATURE
                                                                                      OF BENEFICIAL         PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                                 OWNERSHIP          OF CLASS
--------------------------------------------------------------------------------  ----------------------  -----------
Lon E. Bell(2)(3)(4)............................................................          3,568,218             28.4%
Richard A. Weisbart(5)..........................................................             50,000            *
Scott O. Davis(6)...............................................................             13,334            *
James L. Mertes(9)..............................................................             11,772            *
Daniel R. Coker(7)..............................................................             19,083            *
Roy A. Anderson(8)..............................................................             65,000            *
John W. Clark(8)................................................................             50,000            *
Michael R. Peevey(8)............................................................             35,000            *
Roland C. Bouchard..............................................................                  0                0%
All executive officers and directors as a group (9
  persons)(2)(3)(4)(5)(6)(7)(8)(9)..............................................          3,812,407             30.3%

------------------------

 *  Less than 1%.

(1) For all shareholders listed, the address is c/o Amerigon Incorporated, 5462 Irwindale Avenue, Irwindale, California 91706.

(2) 2,592,903 of the shares are held in an escrow which was created in connection with the Company's initial public offering. Dr. Bell has sole voting power over such shares, but has an economic interest in such shares only to the extent conditions for release from the escrow are satisfied. See "Escrow Shares" below.

(3) Includes an aggregate of 79,998 shares which Dr. Bell has transferred to three trusts created for the benefit of his children. Dr. Bell and his wife are co-trustees of these trusts and share voting power and investment power with respect to these shares.

(4) Dr. Bell has granted options to purchase an aggregate of 597,108 shares of his Common Stock to certain executive officers and employees of the Company as follows: Mr. Coker, 5,000 shares; other employees, former employees and consultants, 592,108 shares. Of these options, options to purchase 510,566 shares of Common Stock relate to Dr. Bell's Escrow Shares and are exercisable only at such time, if ever, as the Escrow Shares are released as Common Stock from Escrow, and the remaining options do not relate to Escrow Shares. All of the 597,108 shares issuable upon the exercise of these options are reported in the above table as being beneficially owned by Dr. Bell. With respect to the other persons named in the table, the shares covered by these options are reported as being beneficially owned by such persons only to the extent that their respective options are exercisable on or before February 5, 1999. The shares covered by options granted by Dr. Bell have been tabulated only once for purposes of determining the beneficial ownership of all directors and officers as a group.

(5) These shares have vested or will vest within sixty (60) days of the record date and are included in 150,000 shares issuable upon exercise of options granted to such executive officer under the Company's 1993 Stock Option Plan.

(6) These shares have vested or will vest within sixty (60) days of the record date and are included in 40,000 shares issuable upon exercise of options granted to such executive officer under the Company's 1993 Stock Option Plan.

(7) Includes 4,500 shares which have vested or will vest within sixty (60) days of the record date and are included in 44,500 shares issuable upon exercise of options granted to such executive officer under the Company's 1993 Stock Option Plan, 13,333 shares which have vested or will vest within sixty (60) days of the record date and are included in 30,000 shares issuable upon exercise of options granted to such executive officer under the Company's 1997 Stock Option Plan and 1,250 shares issuable upon exercise of options granted by Dr. Bell, which have vested to date. Does not include 3,750 shares issuable upon exercise of options to purchase Dr. Bell's Escrow Shares, which vest only at such time, if ever, as the Escrow Shares are released from Escrow.

(8) Includes, as to each of Messrs. Anderson, Clark, and Peevey, 21,667, 16,667 and 11,667 shares, respectively, issuable upon exercise of options granted to such directors under the Company's 1993 Stock Option Plan and 43,333, 33,333, and 23,333, respectively, issuable upon exercise of options granted to such directors under the Company's 1997 Stock Option Plan.

(9) These shares have vested or will vest within sixty (60) days of the record date and are included in 54,555 issuable upon exercise of Options granted to such executive officer under the Company's 1993 and 1997 Stock Option Plans.

WHAT ARE THE ESCROW SHARES?

    In order to provide incentive to the management of the Company to achieve certain stock price and income targets, and as a condition of the Company's Initial Public Offering ("IPO") in June 1993, the Company's then existing shareholders (the "Original Shareholders") placed 3,000,000 shares (the "Escrow Shares") of Common Stock into escrow ("Escrow") pursuant to an agreement by and among the Original Shareholders, the Company, and the escrow agent (the "Escrow Agreement"). If certain conditions are met, referred to as "Escrow Target I," 1,000,000 shares will automatically be released from Escrow to the Original shareholders, and if certain other conditions are satisfied, referred to as "Escrow Target II," another 2,000,000 shares will be released from Escrow. Escrow Targets I and II are subject to adjustment upon certain issuances of Common Stock. The Escrow Agreement will terminate upon the earlier of the release of all the Escrow Shares or April 30, 1999 (the "Escrow Period"). During the Escrow Period, the Original Shareholders may vote, but may not transfer, the Escrow Shares. However, options for Escrow Shares may be granted. Here are the conditions for release of the Escrow Shares:

    (a) Escrow Target I: If the Company's Minimum Pretax Income (as defined below) for the fiscal year ending December 31, 1998 equals or exceeds the following amounts, as adjusted to date: (if) (i) none of the presently outstanding options or warrants are exercised, $20,373,000, and (ii) all of such options or warrants (except outstanding warrants issued in connection with the IPO and outstanding options granted under the 1993 Stock Option Plan (collectively, the "Excluded Options and Warrants")) are exercised, $33,883,000, 1,000,000 of the Escrow Shares will be released.

    (b) Escrow Target II: The remaining 2,000,000 shares held in Escrow will be released in the event that the Company's Minimum Pretax Income (as defined below)(1) for fiscal year ending December 31, 1998 equals or exceeds the following amounts, as adjusted to date: (i) none of the

------------------------

(1) "Minimum Pretax Income" means for any fiscal year the Company's net income before provision for income taxes and exclusive of (i) any extraordinary items, (ii) charges to income resulting from the release of the Escrow Shares or (iii) charges to income resulting from options granted by Dr. Bell or of options granted under the Company's 1993 Stock Option Plan, as reflected in the Company's audited financial statements. The Escrow Agreement provides that the minimum pretax income conditions in Escrow Target I and Escrow Target II be adjusted for any issuance of Common Stock after the IPO other than stock issued upon the exercise of the underwriter's over-allotment option granted in connection with the IPO, the underwriter's warrants granted in connection with the IPO or options under the 1993 Stock Option Plan.

       presently outstanding options or warrants are exercised, $30,560,000, and
       (ii) assuming all of such options (other than the Excluded Options and Warrants) are exercised), $50,825,000.

WHAT HAPPENS TO THE ESCROW SHARES IF ESCROW TARGET I AND/OR ESCROW TARGET II ARE
  NOT MET?

    On April 30, 1999, all shares that have not been released from Escrow will automatically be exchanged for shares of Class B Common Stock, which will then be released from Escrow. The Class B Common Stock is of limited economic value because it is neither transferable nor convertible and its rights with respect to dividends and liquidation distributions are inferior to those of the Class A Common Stock.

    Furthermore, any money, securities, rights or property distributed in respect of the Escrow Shares, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in Escrow until release of the Escrow Shares. These dividends or other distributions made with respect to Escrow Shares for which the relevant earnings levels have not been reached within the Escrow Period will be forfeited and contributed to the capital of the Company on April 30, 1999.

    Pursuant to the terms of a shareholders agreement among the Original Shareholders, if Class B Common Stock is issued at the end of the Escrow Period, and if any such shareholder, or the beneficiary of the trust which is the shareholder, is not or ceases to be an employee, director or consultant of the Company, then all of his shares of Class B Common Stock will be forfeited and contributed to the capital of the Company by the shareholder for no additional consideration. In addition, the agreement provides that Class B Common Stock may be forfeited by each shareholder in order to ensure that each shareholder will hold no more than one share of Class B Common Stock for each share of Common Stock held by such shareholder, if only Escrow Target I has been met (after giving effect to the release of one-third of the Escrow Shares to such shareholder), or no more than three shares of Class B Common Stock for each share of Common Stock held by such shareholder, if neither target is met.

WHO OWNS THE ESCROW SHARES?

    Here are the number of Escrow Shares owned by all shareholders of the
Company:

Dr. Bell.........................................................  2,592,903
Allen Gillespie..................................................    218,100
Robert Diller....................................................    129,000
Trust for the Benefit of Dr. Bell's Children.....................     59,997
                                                                   ---------
                                                                   3,000,000
                                                                   ---------
                                                                   ---------

ON SUBMITTING PROPOSALS FOR OUR NEXT ANNUAL MEETING

    If you wish to present a proposal at the next Annual Meeting of Shareholders to be held in June, 1999, we must receive it at our principal executive offices at 5462 Irwindale Avenue, Irwindale, California 91706 by January 13, 1999 in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

    If any matters not referred to in this proxy statement should properly come before the meeting, your "proxy" will vote your shares represented by the proxy in accordance with his or her judgment. We are not aware of any such matters which may be presented for action at the meeting. Your proxy may also vote your shares on matters regarding the conduct of the meeting.

                                          By Order of the Board of Directors,

                                                       [SIGNATURE]

                                          Scott O. Davis
                                          SECRETARY

Irwindale, California
December 18, 1998

PROXY

                                 AMERIGON INC.
                             5462 IRWINDALE AVENUE
                          IRWINDALE, CALIFORNIA 91706
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoints Lon E. Bell and Scott A. Davis as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Amerigon Incorporated held of record by the undersigned on December 7, 1998 at the special meeting of stockholders to be held on January 25, 1999 or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL (1) AND, WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, IN THE DISCRETION OF LON E. BELL AND SCOTT
A. DAVIS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

/X/  Please mark your votes as in this example

PROPOSAL (1):  Amendment to the Company's Amended and Restated Articles of
               Incorporation effectuating a 1-for-5 reverse split of the Company's Common Stock and certain other changes to the Company's Common Stock.

                          / /  FOR           / /  AGAINST           / /  ABSTAIN

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

Note: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, sign in full corporate name by the authorized officer.
                                                 _______________________________
                                                 Signature
                                                 _______________________________
                                                 Signature (if jointly held)
                                                 Dated: __________________ , 199